UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event

reported): November 1, 2005

Emerson Electric Co.

-------------------------------------------------

(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ---------------------------------------------------- (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000

------------------------------------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On November 1, 2005, Emerson Electric Co. (the “Company”) and James G. Berges entered into a letter agreement and related consulting agreement (enclosed and summarized below) in connection with his previously announced voluntary resignation as a Director and as President of the Company, and retirement as an employee effective November 1, 2005.

Under the letter agreement, Mr. Berges agrees: (i) to provide consulting services to the Company for a period of two years following retirement; (ii) not to compete with Emerson or solicit to hire the employees of Emerson during the consulting agreement and for a period of five (5) years after the expiration of the consulting agreement, (iii) not to use or disclose any secret or confidential information; (iv) to release Emerson from all claims; and (v) to reaffirm his obligations under all other non-competition agreements he has with the Company.

As part of Mr. Berges’ retirement, the Compensation and Human Resources Committee of the Company’s Board of Directors has authorized, and the letter agreement provides, that: (i) as permitted in the shareholder-approved 1997 Incentive Shares Plan, Mr. Berges, as a retiree who was employed by the Company for two (2) years of the four (4) year plan period, will be eligible to receive a pro-rata (50%) payout of the performance shares under the Company’s 2004 Performance Share plan, subject to the applicable terms of the plan; (ii) as permitted in the shareholder-approved 1997 Incentive Shares Plan, two unvested restricted stock awards with 10 year terms, which were previously granted to Mr. Berges, will vest as normally scheduled in October 2007 and October 2010, as applicable; and (iii) commencing on November 1, 2005, Mr. Berges will be eligible to receive his monthly pension benefits earned as of that date under the Company’s all-employee retirement plan and the related supplemental plan, payable monthly and reduced as provided by the plans for early retirement. The foregoing items are described in the Company’s Proxy Statement for its 2005 Annual Meeting of Stockholders, and do not exceed the amounts disclosed therein with respect to Mr. Berges. In addition, in accordance with the provisions of the applicable shareholder-approved stock options plans relating to retiring participants, Mr. Berges’ unvested stock options will automatically vest on his retirement date and he will have up to five years from the date of his retirement (but no longer than the original term of his respective options) to exercise his outstanding stock options. If he violates his obligations to Emerson, Mr. Berges forfeits the performance share award, restricted stock, and the benefits under the supplemental plan described above, and the Company has the right to recover from him any gain he has realized on the exercise of the stock options described above.

During the two-year consulting agreement term, Mr. Berges agrees to be available to provide consulting and advisory services for up to 40 days in any 12-month period. The consulting agreement contains non-competition provisions similar to those in the letter agreement. His consulting fee will be $250,000 per year, payable in equal monthly installments over the term. The Company will also reimburse Mr. Berges for necessary and reasonable business expenses incurred in connection with the consulting services and while he is consulting, the Company will continue to pay for a leased automobile, financial planning, and club membership, the value of which the Company estimates will be less than $25,000 per year.

1

Copies of the letter agreement and consulting contract are attached as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing summaries are qualified in their entirety by reference to the actual agreements.

Item 5.02.        Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)	The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 5.02(b) by reference.

(c)	David Farr, Emerson’s Chairman and Chief Executive Officer, was elected President of the Company by the Board of Directors on November 1, 2005.

2

Item 9.01.        Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits
10.1	Letter Agreement effective as of November 1, 2005 by and between Emerson Electric Co. and James G. Berges.
10.2	Consulting Contract made and entered into as of November 1, 2005 by and between Emerson Electric Co. and James G. Berges.

3

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO.
(Registrant)

Date: November 4, 2005	By:	/s/ H. M. Smith
H. M. Smith
Assistant General Counsel and
Assistant Secretary

Exhibit Index

Exhibit Number	Description of Exhibits
10.1	Letter Agreement effective as of November 1, 2005 by and between Emerson Electric Co. and James G. Berges.
10.2	Consulting Contract made and entered into as of November 1, 2005 by and between Emerson Electric Co. and James G. Berges.